Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

vTv Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Class A Common Stock, par value $0.01 per share	—	—	—	—	—	—

	Equity	Preferred Stock	—	—	—	—	—	—

	Debt	Debt Securities	—	—	—	—	—	—

	Other	Warrants	—	—	—	—	—	—

	Other	Rights	—	—	—	—	—	—

	Other	Units	—	—	—	—	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	—	—	$250,000,000	0.00014760	$36,900

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$250,000,000		$36,900

	Total Fees Previously Paid							—

	Total Fee Offsets							$25,287.63

	Net Fees Due							$11,612.37

(1)

There are being registered hereunder an indeterminate number of each identified class of securities of vTv Therapeutics, Inc., which securities may be offered and sold, on a primary basis, in such amount as shall result in an aggregate public offering price for all securities of $250,000,000 after the date hereof. The securities registered hereunder also include such indeterminate amount of debt securities and shares of Class A common stock and shares of preferred stock as may be issued upon conversion or exchange for any other debt securities or preferred stock that provide for conversion or exchange into other securities being registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of share splits, share dividends or similar transactions.

(2)

With regard to the securities included in the offering made hereby, the proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or shares of preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

(3)

The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on March 18, 2021 (File No. 333-254445), which was subsequently amended on April 9, 2021 and declared effective on April 20, 2021 (the “Prior Registration Statement”), that registered an aggregate of $250,000,000 of shares of Class A Common Stock to be offered by the Registrant from time to time, for which the Registrant paid a filing fee of $27,275. In connection therewith, $231,783,991.85 of the securities remain unsold, leaving $25,287.63 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $25,287.63 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, a registration fee of $11,612.37 is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associate with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims		S-3	333-254445	March 18, 2021		$25,287.63	Equity	Class A common stock, par value $0.01 per share	N/A	$231,783,991.85(1)

Fee Offset Sources		S-3	333-254445		March 18, 2021						$25,287.63(1)

(1)	See Note (3) under Table 1 above.